UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 13, 2011

Date of Report (Date of earliest event reported)

New Frontier Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-23697	84-1084061
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7007 Winchester Circle, Suite 200, Boulder, Colorado 80301

(Address of principal executive offices)

(303) 444-0900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 13, 2011, New Frontier Media, Inc.’s (the “Company”) wholly owned subsidiary, Colorado Satellite Broadcasting, Inc., a Colorado corporation (“CSB”), entered into an Amendment to Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming (the “Amendment”) with DirecTV, Inc. (“DirecTV”).  The Amendment grants DirecTV the right but not the obligation to offer additional programming Services provided by the Company to its subscribers.

The Amendment, with confidential portions redacted, is filed herewith.  Investors are encouraged to read the Amendment in its entirety because it contains important terms not discussed in this current report.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1*	Amendment to Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming, dated May 13, 2011

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2011	NEW FRONTIER MEDIA, INC.

	By:	/s/ Michael Weiner
Name: Michael Weiner
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1*	Amendment to Amended and Restated Affiliation Agreement for DTH Satellite Exhibition of Cable Network Programming, dated May 13, 2011

* Confidential portions of this agreement have been redacted pursuant to a confidential treatment request filed separately with the SEC.